EXHIBIT 23 (a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on From S-8 of our reports dated September 10, 2007, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, of Quixote Corporation which appears in Quixote Corporation’s Annual Report on Form 10K for the year ended June 30, 2007.

/s/GRANT THORNTON LLP

Chicago, Illinois
December 13, 2007